Independent auditors' consent

The board and shareholders IDS Discovery Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP

Minneapolis, Minnesota
September 26, 1997